UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

SCHEDULE 14C
(Rule 14c-101)

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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. ____)

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

HEALTHCARE TRIANGLE, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below in exhibit required by Item 25(b) Exchange Act Rules 14a-6(i)(14) and 0-11.

INFORMATION STATEMENT

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US
A PROXY. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT.

Dear Stockholders:

This Information Statement is first being mailed on or about October 14, 2025 to the stockholders of record of the outstanding shares of common stock of Healthcare Triangle, Inc., a Delaware corporation (“Healthcare Triangle,” the “Company,” “we,” “our,” or “us”) as of the close of business on September 19, 2025 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our stockholders of actions taken by written consent of Suresh Venkatachari, the holder of 81.82% of our voting power (the “Majority Stockholder”). This Information Statement is being sent to you for informational purposes only and shall be considered the notice required under Rule 14c-2 of the Exchange Act and Section 228(e) of the Delaware General Corporation Law (“GCL”).

The Majority Stockholder approved and authorized the issuance of 1,388,041 shares of the Company’s restricted common stock (the “Acquisition Shares”) to Niyama Healthcare, Inc., a Delaware corporation and provider of Mental Health and Hospital Information Systems technology, across India, South East Asia, and Europe (the “Seller”), pursuant to an Asst Transfer Agreement dated June 16, 2025 and amended on August 28, 2025, as partial consideration for the acquisition (the “Acquisition”) by the Company of (i) all of the Seller’s assets related to its cloud and technology domain business and (ii) 100% of the equity of interest in Ezovion Solutions Private Limited, a Hospital Information Systems SaaS Provider in Chennai, India. The other consideration paid or payable by the Company includes: (1) $1.5 million in cash, of which $1.2 million was due at the closing of the Acquisition and $300,000 to be paid at the later of the satisfaction of certain withholding requirements or within 120 days of the closing and (2) up to $1.2 million in earn-out payments contingent on first-year financial performance targets to be agreed upon within 90 days of the closing of the Acquisition.

As described more fully in this Information Statement, stockholder approval is required by Nasdaq Listing Rule 5635(a)(2), prior to the issuance of the Acquisition Shares. The Majority Stockholder approved the issuance of the Acquisition Shares by written consent on September 19, 2025. Our board of directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders.

Pursuant to Rule 14c-2(b) of the Exchange Act, the action taken by written consent of the Majority Stockholder will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our common stock as of the Record Date.

By Order of the Board of Directors

/s/ David Ayanoglou
David Ayanoglou Chief Financial Officer October 14, 2025

HEALTHCARE TRIANGLE, INC.
7901 Stoneridge Drive, Suite 220
Pleasanton, California 94588

INFORMATION STATEMENT

October 14, 2025

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

No vote or other action by our shareholders is required in response to this information statement. We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement has been filed with the Securities and Exchange Commission (“SEC”) and is being sent, pursuant to Section 14C of the Exchange Act, to the holders of record as September 19, 2025 (the “Record Date”) of outstanding shares of common stock of Healthcare Triangle, Inc., a Delaware corporation (“Healthcare Triangle,” the “Company,” “we,” “our,” or “us”), to notify the shareholders that, on September 19, 2025, the Company received the written consent in lieu of a meeting of stockholders from Suresh Venkatachari, the holder of 81.82% of the Company’s outstanding voting power (the “Majority Stockholder”), approving the issuance of 1,388,041 shares of the Company’s restricted common stock (the “Acquisition Shares”) to Niyama Healthcare, Inc., a Delaware corporation and provider of Mental Health and Hospital Information Systems technology, across India, South East Asia, and Europe (the “Seller”), pursuant to an Asst Transfer Agreement dated June 16, 2025 and amended on August 28, 2025, as partial consideration for the acquisition (the “Acquisition”) by the Company of (i) all of the Seller’s assets related to its cloud and technology domain business and (ii) 100% of the equity of interest in Ezovion Solutions Private Limited, a Hospital Information Systems SaaS Provider in Chennai, India. The other consideration paid or payable by the Company includes: (1) $1.5 million in cash, of which $1.2 million was due at the closing of the Acquisition and $300,000 to be paid at the later of the satisfaction of certain withholding requirements or within 120 days of the closing and (2) up to $1.2 million in earn-out payments contingent on first-year financial performance targets to be agreed upon within 90 days of the closing of the Acquisition.

As described more fully in this Information Statement, stockholder approval of the issuance of the Acquisition Shares is required by Nasdaq Listing Rule 5635(a)(2). The Majority Stockholder approved the issuance of the Acquisition Shares on September 19, 2025. Our board of directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders.

No further action of shareholders is required in connection with the approval of the issuance of the Acquisition Shares.

This Information Statement is furnished solely for the purpose of informing our shareholders, in the manner required by the Exchange Act and Section 228(e) of the GCL, of the action taken by written consent of the Majority Stockholder. Pursuant to Rule 14c-2 under the Exchange Act, the action approved by written consent may not be taken until 20 days after the date that we transmit this Information Statement to our shareholders.

We will commence mailing the notice to holders of common stock on or about October 14, 2025.

Approval of the Transaction

As of the Record Date, there were issued and outstanding 5,831,829 shares of the Company’s common stock. The Majority Stockholder is Suresh Venkatachari, who holds 20,000 shares of Series A Super Voting Preferred Stock, which entitles the holder to 1,000 votes per share, representing approximately 81.82% of the voting power of all shares of voting stock of the Company as of the Record Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock and our Series A Super Voting Preferred Stock, our only outstanding classes of capital stock having the right to vote on this matter, known by us as of the Record Date, by:

•        each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•        each of our directors;

•        each of our executive officers; and

•        all of our directors and executive officers as a group.

Beneficial ownership of the voting stock is determined in accordance with the rules of the United States Securities and Exchange Commission (the “SEC”) and includes any shares of Company voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of September 19, 2025. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on 5,831,829 shares of our common stock and 20,000 shares of our Series A Super Voting preferred stock issued and outstanding on September 19, 2025.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

		Number of Shares Beneficially Owned			Beneficial Ownership Percentages
Name and Address of Beneficial Owner(1)	Title	Common Stock	Preferred Stock		Percent of Common Stock	Percent of Preferred Stock	Percent of Voting Stock
Officers and Directors
David Ayanoglou	Chief Financial Officer	—	—		*	—	*
Sujatha Ramesh	Chief Operating Officer, and Director	—	—		*	—	*
Ronald McClurg	Director	—	—		*	—	*
Jainal Bhuiyan	Director	—	—		*	—	*
Dave Rosa	Director	—	—		*	—	*
Officers and Directors as a Group (total of 2 persons) 5% Stockholders		—	—		*	—	*
SecureKloud Technologies, Inc.		10,241	1,600,000	(2)	—	100%	0.77%
Suresh Venkatachari		301	20,000	(3)	0.01%	100%	81.05%

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(1)      The principal address of the named officers, directors and 5% stockholders of the Company is c/o Healthcare Triangle, Inc., 7901 Stoneridge Drive, Suite # 220, Pleasanton, CA 94588.

(2)      SecureKloud Technologies, Inc. is 60.7% owned by SecureKloud Technologies Limited which is a publicly traded company in India. SecureKloud Technologies, Inc, holds 1,600,000 Series B Preferred Shares that carry no voting rights and may be converted into 64,257 common stocks cumulatively.

(3)      Suresh Venkatachari holds 20,000 Series A Super Voting Preferred Shares that carry 1,000 votes per Preferred Share.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO

MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the authorization and approval of the Transaction, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” None of our directors opposed the authorization and approval of the Transaction.

VOTE OBTAINED — DELAWARE LAW

Section 228 of the DGCL generally provides that any action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent thereto is signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to the Nasdaq Listing Rules, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to effectuate the Nasdaq Stockholder Approval. In order to eliminate the costs and management time involved in obtaining proxies and to effect the above action as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and successfully obtained, written consent of the Majority Stockholder.

As of September 19, 2025, there were 5,831,829 shares of common stock of the Company and 20,000 shares of the Series A Super Voting Preferred Stock issued and outstanding. Each holder of common stock is entitled to one vote for each share held by such holder and the holder of the Series A Super Voting Preferred Stock has 1,000 votes per share and votes with the common stock as a single class. On September 19, 2025, stockholders holding in the aggregate 81.82% shares of common stock and 20,000 shares of the Series A Super Voting Preferred Stock or approximately 81.82% of the capital stock outstanding on such date having the right to vote on the Nasdaq Stockholder Approval, approved the Nasdaq Stockholder Approval.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly and without charge, upon written or oral request, a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. Security holders sharing an address and receiving a single copy may send a request to receive separate information statements to the Company at the following address: Healthcare Triangle, Inc., 7901 Stoneridge Drive, Suite 220, Pleasanton, California 94588. Telephone: (925) 270-4812.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly, and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. Documents we have filed with the SEC are also available on our website through the investors link at www. https://www.healthcaretriangle.com/. Information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

You may request a copy of these filings, at no cost, by writing Healthcare Triangle, Inc. at 7901 Stoneridge Drive, Suite 220, Pleasanton, California 94588 or telephoning the Company at (925) 270-4812. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

Our common stock is traded on the Nasdaq Capital Market under the symbol “HCTI.”

Our transfer agent is VStock Transfer, LLC. Their address is 18 Lafayette Place, Woodmere, New York 11598 and their telephone number is (212) 828-8436.

THIS INFORMATION STATEMENT IS DATED OCTOBER 14, 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

This Information Statement is first being mailed or furnished to stockholders on or about October 14, 2025. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

This Information Statement is provided to the stockholders only for information purposes in connection with the Certificate of Amendment, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors:

Dated: October 14, 2025	Healthcare Triangle, Inc.
/s/ David Ayanoglou
Name: David Ayanoglou
Title: Chief Financial Officer

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